Exhibit 99.1

PRESS RELEASE

Contact Information:

TXO Partners

Brent W. Clum

Co-CEO and CFO

817.334.7800

ir@txopartners.com

Release Date:

March 10, 2026

TXO PARTNERS ENTERS INTO ASSET SALE AGREEMENTS

Fort Worth, TX, March 2026—TXO Partners, L.P. (NYSE, NYSE Texas: TXO) announced today that Cross Timbers Energy, LLC (“Cross Timbers”), a joint venture in which it holds a 50% interest, has executed purchase and sale agreements with multiple private buyers to sell oil and gas properties totaling approximately $200 million in aggregate consideration. Such asset sales, if consummated, represent substantially all of the assets owned by Cross Timbers. TXO expects to receive approximately $100 million in net proceeds, subject to customary purchase price adjustments, and intends to use a portion of the proceeds to pay the $70 million deferred payment for the 2025

Exhibit 99.1

purchase of assets from White Rock Energy, LLC, due on July 31, 2026. Going forward, the company’s operations will focus on the Williston Basin, San Juan Basin and the Vacuum and Parker fields in the Permian Basin. These transactions are expected to close in the second quarter of 2026, subject to customary closing conditions. There can be no assurance that all of the conditions to closing any or all of these transactions will be satisfied.

Jefferies LLC is serving as sole financial advisor on the transactions while Kelly Hart & Hallman LLP represents Cross Timbers as legal advisor.

About TXO Partners, L.P.

TXO Partners, L.P. is a master limited partnership focused on the acquisition, development, optimization and exploitation of conventional oil, natural gas, and natural gas liquids (NGL) reserves in

Exhibit 99.1

North America. TXO’s current acreage positions are concentrated in the Permian Basin of West Texas and New Mexico, the San Juan Basin of New Mexico and Colorado and the Williston Basin of Montana and North Dakota.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements often include words such as “may,” “assume,” “forecast,” “could,” “should,” “will,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget” and similar expressions, although not all forward-looking statements contain such identifying words. These forward-looking statements include the timing, amount, and ability to consummate the pending asset sales by our joint venture, our areas of focus going forward, and our ability to realize anticipated benefits

Exhibit 99.1

from the sales. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events at the time such statement was made, and it is possible that the results described in this press release will not be achieved. Our assumptions and future performance are subject to a wide range of business risks, uncertainties and factors, including, without limitation, the following: our ability to meet distribution expectations and projections; the volatility of oil, natural gas and NGL prices; our ability to safely and efficiently operate TXO’s assets; our ability to realize the anticipated benefits from acquired assets and recently drilled horizontal wells; uncertainties about our estimated oil, natural gas and NGL reserves, including the impact of commodity price declines on the economic producibility of such reserves, and in projecting future rates of production; and the risks and other factors disclosed in TXO’s filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Exhibit 99.1

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, TXO does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for TXO to predict all such factors.